EXHIBIT 23.1

[LOGO]

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.,
CERTIFIED PUBLIC ACCOUNTANTS

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026

                         P: 856-346-2828 F: 856-346-2882

Securities and Exchange Commission
Washington, D.C. 20549

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on form SB-2 of our report dated October 27, 2006, relating to the financial statements of Conolog Corporation and to the reference to our Firm under the caption "Experts" in the Prospectus.

BAGELL, JOSEPHS, LEVINE & COMPANY, LLC
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BAGELL, JOSEPHS, LEVINE & COMPANY, LLC

Gibbsboro, New Jersey

May 25, 2007